Exhibit 3.61

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of FIDELITY NATIONAL GLOBAL CARD SERVICES, INC., a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is P01000096423.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twenty-first day of June, 2010

Dawn K. Roberts
Secretary of State

CR2E022 (01-07)

ARTICLES OF INCORPORATION OF CERTEGY GLOBAL CARD SERVICES, INC.	FILED 2001 OCT -3 PM 1:48 SECRETARY OF STATE TALLAHASSEE FLORIDA

I.

The name of the corporation is CERTEGY GLOBAL CARD SERVICES, INC.

II.

The principal place of business and mailing address of the Corporation is:

11601 Roosevelt Boulevard, TA-41

St. Petersburg, FL 33716

III.

The Corporation shall have authority to issue not more than 10,000 shares, $0.01 par value, all of which shall be of the same class and designated as the “Common Stock.” The Common Stock shall together have unlimited voting rights and be entitled to receive the net assets of the corporation upon dissolution.

IV.

The name and street address of the Corporation’s initial registered agent shall be c/o Corporation Service Company, Inc., 1201 Hays Street, Tallahassee, Florida 32301.

V.

The name and address of the incorporator is:

Kristin L. Ray, Esq.

Kilpatrick Stockton LLP

1100 Peachtree Street, Suite 2800

Atlanta, GA 30309

VI.

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted from time to time by the Florida Business Corporation Act or any successor law or laws.

FILED 2001 OCT -3 PM 1:48 SECRETARY OF STATE TALLAHASSEE FLORIDA

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation as of this 2nd day of October, 2001.

/s/ Kristin L. Ray
Kristin L. Ray, Incorporator

ACCEPTANCE OF APPOINTMENT

AS

REGISTERED AGENT

Having been named as registered agent and to accept service of process for the above stated corporation at the place designated in these Articles of Incorporation, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Dated as of the 3rd day of October, 2001.

/s/ Brian Courtney
BRIAN COURTNEY, ASST. V.P.
Registered Agent

FILED 06 MAY 24 AM 10:56 SECRETARY OF STATE TALLAHASSEE, FLORIDA

Articles of Amendment

to

Articles of Incorporation

of

Certegy Global Card Services, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

______________________________________________________

(Document number of corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Fidelity National Global Card Services, Inc.

(Must contain the word “corporation,” “company,” or “incorporated” or the abbreviation “Corp.,” “Inc.,” or “Co.”)

(A professional corporation must contain the word “chartered”, “professional association,” or the abbreviation “P.A.”)

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

________________________________________________________________________________________________

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(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

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(continued)

The date of each amendment(s) adoption: May 4, 2006

Effective date if applicable: ___________________________________________

                                                     (no more than 90 days after amendment file date)

Adoption of Amendment(s)             (CHECK ONE)

☐	The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐	The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

“The number of votes cast for the amendment(s) was/were sufficient for approval by

___________________________________.”

                         (voting group)

☒☒	The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐	The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature	/s/ Michael L. Gravelle
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Michael L. Gravelle
(Typed or printed name of person signing)

Senior V-P, -General Counsel & Asst. Secretary
(Title of person signing)

FILING FEE: $35